PARTICIPATION AGREEMENT
                                      AMONG
                       LIBERTY VARIABLE INVESTMENT TRUST,
                       LIBERTY FINANCIAL INVESTMENTS, INC.
                                       AND
                      COVA FINANCIAL LIFE INSURANCE COMPANY

     This Agreement, made and entered into this ___ day of _______, 1997 by and among Cova Financial Life Insurance Company (the "Company"), on its own behalf and on behalf of its Separate Accounts, each of which is a segregated asset account of the Company, Liberty Variable Investment Trust (the "Trust"), and Liberty Financial Investments, Inc. ("LFII").

     WHEREAS, the Trust engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts
(collectively,  "Contracts")   to be offered by insurance  companies which have
entered into participation agreements substantially identical to this Agreement (hereinafter "Participating Insurance Companies"); and

     WHEREAS, the beneficial interest in the Trust is divided into several series of shares (such series being hereinafter referred to individually as a "Series" or collectively as the "Series"); and

     WHEREAS, the Trust relies on an order from the Securities and Exchange Commission ("SEC"), dated July 1, 1988 (File No. 812-7044), granting life insurance companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended (the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (hereinafter the "Shared Funding Exemptive Order"); and

     WHEREAS, the Trust is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (the "1933 Act"); and

     WHEREAS, Liberty Advisory Services Corp. ("LASC") is duly registered as an investment adviser under the federal Investment Advisers Act of 1940 ("Advisers Act") and any applicable state securities law; and

     WHEREAS, Colonial Investors Service Center, Inc. ("CISC") serves as transfer agent to the Trust; and

     WHEREAS, the Company has established, by resolution of its Board of Directors, the duly organized, validly existing segregated asset accounts listed on Schedule A hereto (the "Separate Accounts"); and

     WHEREAS, the Company has registered or will register the Separate Accounts as unit investment trusts under the 1940 Act; and

     WHEREAS, the Company has registered or will register certain Variable Insurance Products ("Contracts") under the 1933 Act, which Contracts are funded by the Separate Accounts; and

     WHEREAS, the Company relies on certain provisions of the 1940 and 1933 Acts that exempt the Separate Accounts and Contracts from the registration requirements of the Acts in connection with the sale of the Contracts under certain tax-advantaged retirement programs as provided for by the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, LFII is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase, on behalf of each Separate Account, shares of the Series listed on Schedule A next to such Separate Account, to fund the Contracts, and LFII is authorized to sell such shares to unit investment trusts such as each Separate Account at net asset value;

     NOW, THEREFORE, in consideration of their mutual promises, the Company, the Trust and LFII agree as follows:

ARTICLE I. SALE OF FUND SHARES
           -------------------

     1.1. LFII will sell to the Company those shares of the Trust which each Separate Account orders, executing such orders on a daily basis at the net asset value next computed after receipt of such orders by the Trust. For the purposes of this Section 1.1., CISC shall be the designee of the Trust for receipt of such orders from each Separate Account and receipt by such designee shall constitute receipt by the Trust.

     1.2. The Trust will make its shares available indefinitely for purchase at the applicable net asset value per share by the Company and its Separate Accounts on those days on which the Trust calculates its net asset value pursuant to rules of the SEC and the Trust shall use reasonable efforts to calculate such net asset value on each day on which the New York Stock Exchange is open for trading ("Business Day"). Notwithstanding the foregoing, the Board of Trustees of the Trust (the "Trustees") may refuse to sell shares of any Series to any person, or suspend or terminate the offering of shares of any Series if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees, acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Series.

     1.3. The Trust agrees that all shares of the Series of the Trust will be sold only to Participating Insurance Companies which have agreed to participate in the Trust to fund their separate accounts and/or to Qualified Plans, all in accordance with the requirements of Section 817(h)(4) of the Code and Treasury Regulation 1.817-5. Shares of the Series of the Trust will not be sold to the general public.

     1.4. The Trust and LFII will not sell Trust shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Articles I., III., V., VII. and Sections 2.5. and 2.12 of Article II. of this Agreement is in effect to govern such sales.

     1.5. The Trust will redeem for cash, at the Company's request, any full or fractional shares of the Trust held by the Company, executing such requests at the net asset value next computed after receipt by the Trust of such requests. For purposes of this Section 1.5., CISC shall be the designee of the Trust for receipt of requests for redemption for each Separate Account.

     Subject to the applicable rules and regulations, if any, of the SEC, the Trust may pay the redemption price for shares of any Series in whole or in part by a distribution in kind of securities from the portfolio of the Trust allocated to such Series in lieu of money, valuing such securities at their value employed for determining net asset value governing such redemption price, and selecting such securities in a manner the Trustees may determine in good faith to be fair and equitable.

     1.6. The Trust may suspend the redemption of any full or fractional shares of the Trust (1) for any period (a) during which the New York Stock Exchange is closed (other than customary weekend and holiday closings) or (b) during which trading on the New York Stock Exchange is restricted; (2) for any period during which an emergency exists as a result of which (a) disposal by the Trust of securities owned by it is not reasonably practicable or (b) it is not reasonably practicable for the Trust fairly to determine the value of its net assets; or
(3) for such other periods as the SEC may by order permit for the protection of shareholders of the Trust.

     1.7. The Company will purchase and redeem the shares of each Series offered by the then current prospectus of the Trust and in accordance with the provisions of such prospectus and statement of additional information (the "SAI") (collectively referred to as "Prospectus," unless otherwise provided).

     1.8. The Company shall pay for Trust shares on the next Business Day after an order to purchase Trust shares is made in accordance with the provisions of
Section 1.1. hereof. Payment shall be in federal funds transmitted by wire, or may otherwise be provided by separate agreement.

     1.9. Issuance and transfer of the Trust's shares will be by book entry only. Stock certificates will not be issued to the Company or the Separate Accounts. Shares ordered from the Trust will be recorded in an appropriate title for each Separate Account or the appropriate subaccount of each Separate Account.

     1.10. The Trust, through its designee CISC, shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income dividends or capital gain distributions payable on the shares of any Series. The Company hereby elects to receive all such income, dividends and capital gain distributions as are payable on the shares of each Series in additional shares of that Series. The Company reserves the right to revoke this election and to receive all such income, dividends and capital gain distributions in cash. The Trust shall notify the Company through its designee, CISC, of the number of shares so issued as payment of such income, dividends and distributions.

     1.11. The Trust shall make the net asset value per share for each Series available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 7 p.m., Boston time. In the event that the Trust is unable to meet the 7:00 p.m. time stated herein, it shall provide additional time for the Company to place orders for the purchase and redemption of shares. Such additional time shall be equal to the additional time which the Trust takes to make the net asset value available to the Company. If the Trust provides the Company with materially incorrect share net asset value information through no fault of the Company, the Company on behalf of the Separate Accounts, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value. Any material error in the calculation of net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to the Company. If a Separate Account due to such error has received amounts in excess of the amounts to which it is entitled, the Company, when requested by the Trust, shall make adjustments to the Separate Account to reflect the change in the values of the shares as reflected in the unit values of the affected variable Contract owners who still have values in the Series. No adjustment for an error shall be taken in any Separate Account until such time as the parties hereto have agreed to a resolution of the error, but the parties shall use all reasonable efforts to reach such agreement within two business days after the discovery of the error.

ARTICLE II.  REPRESENTATIONS AND WARRANTIES
             ------------------------------

     2.1. The Company represents and warrants that the Contracts are or will be registered under the 1933 Act to the extent required by the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that prior to any issuance or sale of any Contract it has legally and validly established each Separate Account as a segregated asset account under the applicable state insurance laws and has registered or, prior to any issuance or sale of the Contracts, will register each Separate Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, to the extent required by the 1940 Act.

     2.2. The Trust represents and warrants that Trust shares sold pursuant to this Agreement shall be registered under the 1933 Act to the extent required by the 1933 Act, duly authorized for issuance and sold in compliance with the laws of The Commonwealth of Massachusetts and all applicable federal and any state securities laws and that the Trust is and shall remain registered under the 1940 Act to the extent required by the 1940 Act. The Trust shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust or LFII.

     2.3. The Trust represents that it intends to qualify as a Regulated Investment Company under Subchapter M of the Code and that it will maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

     2.4. The Company represents that the Contracts are currently treated as endowment, annuity or life insurance contracts under applicable provisions of the Code and that they will make every effort to maintain such treatment and that they will notify the Trust and LFII immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

     2.5. The Trust currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it may make such payments in the future consistent with applicable law. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Trust undertakes to have its Trustees, a majority of whom are not interested persons of the Trust, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

     2.6. The Trust makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states.

     2.7. LFII represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. LFII further represents that it will sell and distribute the Trust shares in accordance with the laws of The Commonwealth of Massachusetts and all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

     2.8. The Trust represents that it is lawfully organized and validly existing under the laws of The Commonwealth of Massachusetts and that it does and will comply in all material aspects with the 1940 Act.

     2.9. The Trust represents and warrants that LASC is and shall remain duly registered as an investment adviser in all material aspects under all applicable federal and state securities laws and that LASC shall perform its obligations for the Trust in compliance in all material respects with the applicable laws of The Commonwealth of Massachusetts and any applicable state and federal securities laws.

     2.10. The Trust represents and warrants that all of its trustees, officers, employees, and other individuals/entities having access to securities or funds of the Trust are and shall continue to be at all times covered by a joint fidelity bond in an amount not less than $10 million with a deductible of $150,000 per occurrence. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable fidelity insurance company.

     2.11. The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities having access to securities or funds of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust, in an amount not less than $5 million with no deductible amount. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable fidelity insurance company.

     2.12. The Company represents and warrants that it will not transfer or otherwise convey shares of the Trust, without the prior written consent of LFII.

ARTICLE III.  PROSPECTUS AND PROXY STATEMENTS; VOTING
              ---------------------------------------

     3.1. , At least annually, the Trust or its designee shall provide the Company, free of charge, with as many copies of the current prospectus for the shares of the Series as the Company may reasonable request for distribution to existing Contract owners whose Contracts are funded by such shares. Trust or its designee shall provide the Company, at the Company's expense, with as many more copies of the current prospectus for the shares as the Company may reasonably request for distribution to prospective purchasers of Contracts. If requested by the Company in lieu thereof, Trust or its designee shall provide such documentation (including a "camera ready" copy of the new prospectus as set in type or, at the request of the Company, as a diskette in the form sent to the financial printer) and other assistance as is reasonably necessary in order for the parties hereto once a year (or more frequently if the prospectus for the shares is supplemented or amended) to have the prospectus for the Contracts and the prospectus for the Trust shares and any other fund shares offered as investments for the Contracts printed together in one document. The expenses of such printing will be apportioned between (a) the Company and (b) the Trust, in proportion to the number of pages of the Contract, other fund shares prospectuses and the Trust shares prospectus, taking account of other relevant factors affecting the expense of printing, such as covers, columns, graphs and charts; Trust to bear the cost of printing the shares' prospectus portion of such document for distribution only to owners of existing Contracts funded by the Trust shares and the Company to bear the expense of printing the portion of such documents relating to the Separate Account; provided, however, the Company shall bear all printing expenses of such combined documents where used for distribution to prospective purchasers or owners of existing Contracts not funded by the shares.

     3.2. The Trust's prospectus shall state that the SAI for the Trust is available from LFII and the Trust, at its expense, shall provide final copy of such SAI to LFII for duplication and provision to any prospective owner who requests the SAI and to any owner of a Contract ("Owners").

     3.3. The Trust, at its expense, shall provide the Company with copies of its proxy material, reports to shareholders and other communications to shareholders in such quantity as the Company shall reasonably require for distribution to Owners.

     3.4. If and to the extent required by law, the Company and, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for Owners, the Trust shall:

     (i)  solicit voting instructions from Owners;

     (ii) vote the Trust shares in accordance with instructions received from Owners; and
     (iii)vote Trust shares for which no instructions have been received in the same proportion as Trust shares of such Series for which instructions have been received.

The Company reserves the right to vote Trust shares held in any segregated asset account in its own right, to the extent permitted by law. Participating
Insurance Companies shall be responsible for assuring that each of their separate accounts participating in the Trust calculates voting privileges in a manner consistent with the standards to be provided in writing to the Participating Insurance Companies.

     3.5. The Trust will comply with all provisions of the 1940 Act requiring voting by shareholders. The Trust reserves the right to take all actions, including but not limited to, the dissolution, merger, and sale of all assets of the Trust upon the sole authorization of its Trustees, to the extent permitted by the laws of The Commonwealth of Massachusetts and the 1940 Act.

ARTICLE IV.  SALES MATERIAL AND INFORMATION
             ------------------------------

     4.1. The Company shall furnish, or shall cause to be furnished, to the Trust or its designee, each piece of sales literature or other promotional material in which the Trust or LASC, or any sub-adviser, or LFII is named, at least fifteen (15) days prior to its use. No such material shall be used if the Trust or its designee object to such use within fifteen (15) days after receipt of such material.

     4.2. The Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust in connection with the sale of the Contracts other than the information or representations contained in the registration statement or Prospectus for the Trust shares, as such registration statement and Prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust or its designee or by LFII, except with the permission of the Trust or LFII or the designee of either.

     4.3. The Trust or its designee shall furnish, or shall cause to be furnished, to the Company or its designees, each piece of sales literature or other promotional material in which the Company and/or its Separate Account(s), are named at least fifteen (15) days prior to its use. No such material shall be used if the Company or its designee object to such use within fifteen (15) days after receipt of such material.

     4.4. The Trust and LFII shall not give any information or make any representations or statements on behalf of the Company or concerning the Company, any Separate Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for such Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for such Separate Account which are in the public domain or approved by the Company for distribution to Owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

     4.5. The Trust will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemption, requests for no-action letters, and all amendments to any of the above, that relate to the Trust or its shares, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

     4.6. The Company will provide to the Trust at least one complete copy of all registration statements, prospectuses, SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemption, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or any Separate Account, contemporaneously with the filing of such document with the SEC.

     4.7. For purposes of this Article IV., the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, SAIs, shareholder reports, and proxy materials.

ARTICLE V.  FEES AND EXPENSES
            -----------------

     5.1. The Trust and LFII shall pay no fee or other compensation to the Company under this Agreement, except that if the Trust or any Series adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then LFII may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by LFII in writing and such payments will be made out of fees payable to LFII by the Trust for this purpose. No such payments shall be made directly by the Trust. Currently, no such plan pursuant to Rule 12b-1 or payments are contemplated.

     5.2. All expenses incident to performance by the Trust under this Agreement shall be paid by the Trust. The Trust shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Trust, in accordance with applicable state laws prior to their sale. The Trust shall bear the expenses of registration and qualification of the Trust's shares, preparation and filing of the Trust's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Trust's shares.

     5.3. The Company shall bear the expenses of distributing the Trust's proxy materials and reports to Owners.

ARTICLE VI.  DIVERSIFICATION
             ---------------

     6.1. The Trust will at all times invest money from the Contracts in such a manner as to ensure that, insofar as such investment is required to assure such treatment, the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Trust will at all times comply with Section 817(h) of the Code and the Treasury Regulations thereunder including without limitation Treasury Regulation 1.817-5 relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations and will notify the Company immediately upon having a reasonable basis for believing any Series has ceased to comply or may not so comply and will immediately take all reasonable steps to adequately diversify the Series to achieve compliance.

ARTICLE VII.  POTENTIAL CONFLICTS
              -------------------

     7.1. The Trustees will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the Owners of separate accounts of the Participating Insurance Companies investing in the Trust. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Series are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance policy owners; or (f) a decision by an insurer to disregard the voting instructions of Owners. The Trustees shall promptly inform the Company if they determine that a material irreconcilable conflict exists and the implications thereof.

     7.2. The Company will report any potential or existing conflicts (including the occurrence of any event specified in paragraph 7.1. which may give rise to such a conflict) of which it is aware to the Trustees. The Company will assist the Trustees in carrying out their responsibilities under the Shared Funding Exemptive Order, by providing the Trustees with all information reasonably necessary for the Trustees to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Trustees whenever Owner voting instructions are disregarded.

     7.3. If it is determined by a majority of the Trustees, or a majority of its disinterested Trustees, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested Trustees), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts of Participating Insurance Companies from the Trust or any Series and reinvesting such assets in a different investment medium, including (but not limited to) another Series of the Trust, or submitting the question whether such segregation should be implemented to a vote of all affected Owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Owners the option of making such a change; (2) establishing a new registered management investment company or managed separate account; and (3) obtaining SEC approval.

     7.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard Owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the affected Separate Account's investment in the Trust and terminate this Agreement; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented, and until the end of that six (6) month period LFII and the Trust shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Trust.

     7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Separate Account's investment in the Trust and terminate this Agreement within six (6) months after the Trustees inform the Company in writing that they have determined that such decision has created a material irreconcilable conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Until the end of the foregoing six (6) month period, LFII and Trust shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Trust.

     7.6. For purposes of Sections 7.3. through 7.6. of this Agreement, a majority of the disinterested Trustees shall determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Trust be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3. to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Owners materially adversely affected by the material irreconcilable conflict. In the event that the Trustees determine that any proposed action does not adequately remedy any material irreconcilable conflict, then the Company will withdraw the affected Separate Account's investment in the Trust and terminate this Agreement within six (6) months after the Trustees inform the Company in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Trustees.

     7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) or terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Trust and/or the Company, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4., 3.5., 7.1., 7.2., 7.3., 7.4., and 7.5. of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII.  INDEMNIFICATION
               ---------------

     8.1. Indemnification By The Company
          ------------------------------

     8.1.(a). The Company will indemnify and hold harmless the Trust and each of its Trustees and Officers and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1.) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust's shares or the Contracts and:

     (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Contracts or contained in the sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Trust for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

     (ii) arise out of or are based upon statements or representations (other than statements or representations contained in the registration statement, Prospectus or sales literature of the Trust not supplied by the Company, or persons under their control) or wrongful conduct of one or both of the Company or persons under their control, with respect to the sale or distribution of the Contracts or Trust shares; or

     (iii)arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, Prospectus, or sales literature of the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished in writing to the Trust by or on behalf of the Company; or

     (iv) arise out of or result from any failure by the Company to provide the services and furnish the materials contemplated by this Agreement; or

     (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

     8.1.(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Trust, whichever is applicable.

     8.1.(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which they may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the election of the Company to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     8.1.(d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Trust shares or the Contracts or the operation of the Trust.

     8.2. Indemnification By LFII
          -----------------------

     8.2.(a). LFII will indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2.) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of LFII) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust's shares or the Contracts and:

     (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus or sales literature for the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to LFII or the Trust by or on behalf of the Company for use in the registration statement or prospectus for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

     (ii) arise out of or are based upon statements or representations (other than statements or representations contained in the registration statement, Prospectus or sales literature of the Trust not supplied by LFII, or persons under their control) or wrongful conduct of the Trust or LFII or persons under their control, with respect to the sale or distribution of the Contracts or Trust shares; or

     (iii)arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, Prospectus, or sales literature covering the Contracts or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of LFII or the Trust; or

     (iv) arise out of or result from any failure by LFII or the Trust to provide the services and furnish the materials under the terms of this Agreement (including a failure to comply with the diversification requirements specified in Article VI of this Agreement); or

     (v) arise out of or result from any material breach of any representation and/or warranty made by LFII in this Agreement or arise out of or result from any other material breach of this Agreement by LFII, as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

     8.2.(b). LFII shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Company or a Separate Account, whichever is applicable.

     8.2.(c). LFII shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified LFII in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify LFII of any such claim shall not relieve LFII from any liability which they may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, LFII shall be entitled to participate, at its own expense, in the defense of such action. LFII also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from LFII to such party of the election of LFII to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and LFII will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     8.2.(d).   The  Indemnified  Parties  will  promptly  notify  LFII  of  the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Contracts or the operation of a Separate Account.

     8.3. Indemnification By the Trust
          ----------------------------

     8.3.(a). The Trust will indemnify and hold harmless the Company, and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.3.) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board of Trustees or any member thereof, are related to the operations of the Trust and:

     (i) arise as a result of any failure by the Trust to provide the services and furnish the materials under the terms of this Agreement (including a failure to comply with the diversification requirements specified in
          Article VI. of this Agreement or the Regulated Investment Company requirements specified in Section 2.3 of the Agreement); or

     (ii) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust;

as limited by and in accordance with the provisions of Sections 8.3.(b). and 8.3.(c). hereof.

     8.3.(b). The Trust shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise by subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company, the Trust, LFII or each Separate Account, whichever is applicable.

     8.3.(c). The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have served upon such Indemnified Party (or after such Indemnified party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust will be entitled to participate, at its own expense, in the defense thereof. The Trust also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Trust to such party of the Trust's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     8.3.(d). The Company and LFII agree promptly to notify the Trust of the commencement of any litigation or proceedings against them or any of their respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of any Separate Account, or the sale or acquisition of shares of the Trust.

ARTICLE IX.  APPLICABLE LAW
             --------------

     9.1.  This  Agreement   shall  be  construed  and  the  provisions   hereof
interpreted under and in accordance with the laws of the Commonwealth of Massachusetts; provided, however, that if such laws or any of the provisions of this Agreement conflict with applicable provisions of the 1940 Act, the latter shall control.

     9.2. This Agreement shall be made subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X.  TERMINATION
            -----------

     10.1. This Agreement shall terminate:

     (a) at the option of any party six months advance written notice to the other parties; provided, however such notice shall not be given earlier than one
(1) year following the date of this Agreement; or

     (b) at the option of the Company to the extent that shares of Series are not reasonably available to meet the requirements of the Contracts as determined by the Company; provided, however, that such termination shall apply only to the Series not reasonably available. Prompt notice of the election to terminate for such cause shall be furnished by the Company; or

     (c) at the option of the Trust in the event that formal administrative proceedings are instituted against the Company or LFII by the NASD, the SEC, the Insurance Commissioner of the domiciliary state of the Company or any other regulatory body regarding the duties of the Company under this Agreement or related to the sale of the Contracts, with respect to the operation of a Separate Account, or the purchase of the Trust shares; provided, however, that the Trust determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement or of LFII to perform its obligations under its underwriting agreement with the Trust; or

     (d) at the option of the Company in the event that formal administrative proceedings are instituted against the Trust by the NASD, the SEC, or any state securities or insurance department or any other regulatory body; provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Trust to perform its obligations under this Agreement; or

     (e) with respect to a Separate Account, upon requisite authority to substitute the shares of another investment company for shares of the corresponding Series of the Trust in accordance with the terms of the Contracts for which those Series shares had been selected to serve as the underlying investment media. The Company will give thirty (30) days' prior written notice to the Trust of the date of any proposed action to replace the Trust shares; or

     (f) at the option of the Company, in the event any of the Trust's shares are not registered, issued or sold in accordance with applicable federal and any state law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

     (g) at the option of the Company, if the Trust ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Trust may fail to so qualify; or

     (h) at the option of the Company, if the Trust fails to meet the diversification requirements specified in Article VI. hereof; or

     (i) at the option of either the Trust or LFII, if (1) the Trust or LFII, respectively, shall determine, in their sole judgment reasonably exercised in good faith, that the Company has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse publicity will have a material adverse impact upon the business and operations of either the Trust or LFII, (2) the Trust or LFII shall notify the Company in writing of such determination and its intent to terminate this Agreement, and (3) after considering the actions taken by the Company and any other changes in circumstances since the giving of such notice, such determination of the Trust or LFII shall continue to apply on the sixtieth
(60th) day following the giving of such notice, which sixtieth (60th) day shall be the effective date of termination; or

     (j) at the option of the Company, if (1) the Company shall determine, in its sole judgment reasonably exercised in good faith, that either the Trust or LFII has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse publicity will have a material adverse impact upon the business and operations of the Company, (2) the Company shall notify the Trust and LFII in writing of such determination and its intent to terminate the Agreement, and (3) after considering the actions taken by the Trust and/or LFII and any other changes in circumstances since the giving of such notice, such determination shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth (60th) day shall be the effective date of termination; or

     (k) At the option of the Company, upon the Trust's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of the Company within ten days after written notice of such breach is delivered to the Trust;

     (l) At the option of the Trust or LFII, upon the Company's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of the Trust or LFII, as the case may be, within ten days after written notice of such breach is delivered to the Company.

     10.2. It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 10.1.(a). may be exercised for any reason or for no reason.

     10.3. Notice Requirement. No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties to this Agreement of its intent to terminate which notice shall set forth the basis for such termination. Furthermore,

     (a) in the event  that any  termination  is based  upon the  provisions  of
Article VII., or the provision of Section 10.1.(a)., 10.1.(i)., 10.1.(j)., 10.1.(k)., or 10.1.(l). of this Agreement, such prior written notice shall be given in advance of the effective date of termination as required by such provisions; and

     (b) in the event  that any  termination  is based  upon the  provisions  of
Section 10.1.(c). or 10.1.(d). of this Agreement, such prior written notice shall be given at least ninety (90) days before the effective date of termination.

     10.4. Effect of Termination. Notwithstanding any termination of this Agreement, the Trust and LFII shall at the option of the Company, continue to make available additional shares of the Trust pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing
Products"). Specifically, without limitation, the Owners of the Existing Products shall be permitted to reallocate investments in the Trust, redeem investments in the Trust and/or invest in the Trust upon the making of additional purchase payments under the Existing Products. The parties agree that this Section 10.4. shall not apply to any terminations under Article VII. and the effect of such Article VII. terminations shall be governed by Article VII. of this Agreement.

     10.5. The Company shall not redeem Trust shares attributable to the Contracts (as opposed to Trust shares attributable to the Company's assets held in a Separate Account) except (i) as necessary to implement Owner-initiated transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption"). ) Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Owners from allocating payments to a Series that was otherwise available under the Contracts without first giving the Trustee or LFII thirty (30) days notice of their intention to do so.

ARTICLE XI.  NOTICES
             -------

         Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

         If to the Trust:

                  c/o Colonial Investors Service Center, Inc.
                  One Financial Center
                  Boston, Massachusetts  02211
                  Attention:  General Counsel

         If to the Company:

                  Cova Financial Life Insurance Company
                  One Tower Lane
                  Suite 3000
                  Oakbrook Terrace, IL  60181
                  Attention:  General Counsel

         If to LFII:

                  Liberty Financial Investments, Inc.
                  One Financial Center
                  Boston, Massachusetts  02111
                  Attention:  General Counsel

ARTICLE XII.  MISCELLANEOUS
              -------------

     12.1. All persons dealing with Trust must look solely to the property of the Trust for the enforcement of any claims against the Trust hereunder and otherwise understand that neither the Trustees, officers, agents or shareholders of the Trust have any personal liability for any obligations entered into by or on behalf of the Trust.

     12.2. Subject to the requirements of legal process and regulatory authority, each Party hereto shall treat as confidential the names and addresses of the Owners and all information reasonably identified as confidential in writing be any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

     12.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     12.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     12.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be effected thereby.

     12.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, the Internal Revenue Service and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     12.7. The Trust and LFII agree that to the extent any advisory or other fees received by the Trust, LFII, CISC or LASC are determined to be unlawful in appropriate legal or administrative proceedings, the Trust shall indemnify and reimburse the Company for any out of pocket expenses and actual damages the Company has incurred as a result of any such proceeding; provided, however, that the provision of Section 8.2.(b). of this and 8.2.(c). shall apply to such indemnification and reimbursement obligation. Such indemnification and reimbursement obligation shall be in addition to any other indemnification and reimbursement obligations of the Trust under this Agreement.

     12.8. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligation, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     12.9. No provision of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by the parties hereto.

     12.10. This Agreement may not be assigned without the prior written consent of the parties hereto.

     12.11.  In the event of the  termination of this  Agreement,  Article 8 and
Section 12.6 and 12.7 shall remain in effect after such termination.

                      [this space intentionally left blank]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

                                   COVA FINANCIAL LIFE INSURANCE COMPANY
                                   By its authorized officer,

                                   By:__________________________________

                                   Title:_______________________________

                                   Date:________________________________

                                   LIBERTY VARIABLE INVESTMENT TRUST
                                   By its authorized officer,

                                   By:__________________________________

                                   Title:_______________________________

                                   Date:________________________________

                                   LIBERTY FINANCIAL INVESTMENTS, INC.
                                   By its authorized officer,

                                   By:__________________________________

                                   Title:_______________________________

                                   Date:________________________________





                                   SCHEDULE A
                                   ----------



Cova Variable Annuity Account Five - Newport Tiger Fund, Variable Series